Exhibit 10.1

AMENDMENT TO  RESTRICTED STOCK AGREEMENT

This Amendment (the "Amendment"), dated as of 14 August 2017, to a certain Restricted Stock Agreement (the "RSA"), dated April 1, 2017, between MarketAxess Holdings Inc., a Delaware corporation (hereinafter referred to as the “Company”), and Christophe Roupie ("Participant").

W I T N E S S E T H:

WHEREAS, in connection with an error in the terms of the RSA, Company and Participant desire to amend the terms of the RSA as set forth below;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and Participant hereby agree as follows:

1.	Appendix 1 to the RSA is hereby amended to include the following as its final paragraph:

“Should any upwards adjustment be made under Sections 3 or 4 of the Appendix, such adjustments shall only be made in two equal tranches immediately prior to the Vesting Dates of the award.  The first adjustment shall be made immediately prior to the first Vesting Date (1 April 2020), the second adjustment being made immediately prior to the second Vesting Date (1 April 2021).”

2.

For the avoidance of doubt, the Parties agree that the reference to “No shares are earned if achievement is below 85%” in Sections 3 and 4 of Appendix 1 shall refer to 85% of the high-end of the applicable Target Range.

3.

Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same definitions as set forth in the Company's MarketAxess Holdings Inc. 2012 Incentive Plan (the “Plan”). This Amendment shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

4.	In all other respects, the RSA shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

MarketAxess Holdings Inc.

By:/s/ Richard M. McVey________________

    Name:  Richard M. McVey

    Title: CEO

       /s/ Christophe Roupie _______________

       Christophe Roupie